Exhibit 99.1

Contact:	David W. Gryska Senior Vice President and Chief Financial Officer Celgene Corporation (908) 673-9059	Brian P. Gill Vice President, Corporate Communications Celgene Corporation (908) 673-9530

CELGENE CORPORATION TO PRESENT AT THE
27TH ANNUAL JPMORGAN HEALTHCARE CONFERENCE

SUMMIT, NJ – (January 9, 2009) – Celgene Corporation (NASDAQ: CELG) today announced its presentation at the 27th Annual JPMorgan Healthcare Conference on Monday, January 12, 2009 at 11 a.m. EST will be webcast live and will be available in the investor relations section of the company’s Web site at www.celgene.com. Sol J. Barer, Ph.D., Chairman and Chief Executive Officer, will provide an overview of the company.

Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of novel therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the company’s Web site at www.celgene.com.

This release contains certain forward-looking statements which involve known and unknown risks, delays, uncertainties and other factors not under the Company’s control, which may cause actual results, performance or achievements of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include results of current or pending research and development activities, actions by the FDA and other regulatory authorities, and those factors detailed in the Company’s filings with the Securities and Exchange Commission such as 10K, 10Q and 8K reports.

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